EXHIBIT 5.1

Tel Aviv, July 20, 2022

SharpLink Gaming Ltd.

333 Washington Ave. N, Suite 104,

Minneapolis, MN 55401

Ladies and Gentlemen:

We have acted as Israeli counsel to SharpLink Gaming Ltd., an Israeli company formerly known as Mer Telemanagement Solutions Ltd. (the “Company”), in connection with its filing of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”), which registers the sale from time to time by the selling shareholder named in the Registration Statement of up to 3,272,781 ordinary shares, nominal value NIS 0.06 per share, of the Company (the “Ordinary Shares”), as follows: (i) 606,114 Ordinary Shares (the “Shares”) held by certain selling shareholders identified in the Registration Statement and (ii) 2,666,667 Ordinary Shares (the “Warrant Shares”) issuable to the selling shareholder named in the Registration Statement upon exercise of of the Regular Warrant (as such term is defined in the Registration Statement).

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and exhibits thereto (including the form of the Note), and such certificates and statements of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We have further assumed that, at the time of issuance of the Warrant Shares, and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of ordinary shares that the Company is authorized to issue shall have been increased such that a sufficient number of Ordinary Shares are authorized and available for issuance.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that:

(1)	The Shares are validly issued, fully paid and non-assessable; and

(2)	The Warrant Shares, when issued upon the exercise of the Regular Warrant in accordance with its terms, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, our opinion is restricted to questions arising solely under Israeli Law and will be governed by Israeli courts and jurisdiction and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. The opinion set forth in this letter is effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereafter may be brought to our attention.

This opinion is being furnished in connection with the requirements of Items 601(b)(5) and (b)(23) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus that forms a part thereof, any prospectus filed pursuant to Rule 424(b) with respect thereto or any 462(b) Registration Statement, other than as expressly stated herein with respect to the resale of the Shares.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement and elsewhere in the Registration Statement and prospectus. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ S. Friedman, Abramson & Co.

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